Exhibit 99.1

Microbot Medical Achieved 100% Success Rate for LIBERTY in Extensive Pre-Clinical Animal Study Performed by Leading European Physicians

A team of six leading European interventional radiologists used the LIBERTY® Surgical Robotic System and performed a total of 48 catheterizations

HINGHAM, Mass., May 22, 2023 – Microbot Medical Inc. (Nasdaq: MBOT), the developer of the LIBERTY® Surgical Robotic System, the first single-use endovascular robotic system, today announced a highly successful extended joint pre-clinical animal study held at a leading European-based research lab.

A team of six leading European interventional radiologists utilized the system and performed a total of 48 catheterizations to pre-determined vascular targets including distal branches of hepatic, gastric, splenic, mesenteric, renal, and hypogastric arteries, with a 100% success rate of reaching the intended target.

Based on real-time user feedback, the interventional radiologists found the system intuitive, easy to set up and use, and were impressed with the ability to control procedures remotely via the LIBERTY Robotic System’s remote controller.

“The results of the multi-day study continue to validate LIBERTY and is further evidence that the on-going adjustments we have made will ensure the safety and efficacy of the system as we plan to enter the human clinical phase during the second half of the year,” commented Dr. Eyal Morag, Chief Medical Officer.

“We believe this, along with other expected opportunities for peer-reviewed publications, will lay the foundation of showing the significant benefits LIBERTY is expected to bring when commercialized and helping to accelerate early adoption.” added Dr. Eyal Morag.

The Company plans on performing pre-clinical studies in the U.S. and other target markets, as well as first-in-human case in markets outside the U.S. in preparation for the continued progression toward commercialization of the LIBERTY Surgical Robotic System.

The 48 successful catheterizations are part of the Company’s recent announcement regarding surpassing 100th catheterization during multiple pre-clinical studies, with a 95% success rate of reaching pre-determined vascular targets.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Robotic System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com